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                       NETSCAPE COMMUNICATIONS CORPORATION

                                 1995 STOCK PLAN
                  AS AMENDED AND RESTATED THROUGH MAY 22, 1998

     1.   Purposes of the Plan. The purposes of this Stock Plan are:

          o to attract and retain the best available personnel for positions of substantial responsibility,

          o    to provide additional incentive to Employees and Consultants, and

          o    to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights and Long-Term Performance Awards may also be granted under the Plan.

     2.   Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities law, the Code, and the applicable laws of any foreign jurisdiction or country where Options or Rights will be granted under the Plan.

          (c)  "Board" means the Board of Directors of the Company.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (f)  "Common Stock" means the Common Stock of the Company.

          (g) "Company" means Netscape Communications Corporation, a Delaware corporation.

          (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.


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          (i)  "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (j)  "Director" means a member of the Board.

          (k)  "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;


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               (iii) In the absence of an established market for the Common
Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p) "Long-Term Performance Award" means an award under Section 12 below. A Long-Term Performance Award shall permit the recipient to receive a cash or stock bonus (as determined by the Administrator) in accordance with the terms of the recipient's individual grant. Long-Term Performance Awards may be based upon (i) the value of the Common Stock, (ii) the components of such value,
(iii) the achievement of Company, Subsidiary and/or individual performance factors, or (iv) upon such other criteria as the Administrator may deem appropriate.

          (q) "Long-Term Performance Award Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Long-Term Performance Award grant. The Long-Term Performance Award Agreement is subject to the terms and conditions of the Plan.

          (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (s) "Notice of Grant" means a written notice or agreement (which may be styled "Notice of Grant" or "Option Agreement") evidencing certain terms and conditions of an individual Option or Right grant. The Notice of Grant is subject to the terms and conditions of the Plan.

          (t) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (u)  "Option" means a stock option granted pursuant to the Plan.

          (v) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (w) "Optioned Stock" means the Common Stock subject to an Option or Right.

          (x) "Optionee" means an Employee or Consultant who holds an outstanding Option or Right.

          (y) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.


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          (z)  "Plan" means this 1995 Stock Plan.

          (aa) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Rights under Section 11 below.

          (bb) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (cc) "Right" means and includes Long-Term Performance Awards and Stock Purchase Rights granted pursuant to the Plan.

          (dd) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ee) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (ff) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (gg) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (hh) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to Section 14 of the Plan, the total number of Shares reserved and available for issuance under the Plan is 9,000,000 Shares, increased on the first day of each new fiscal year of the Company from and including the 1997 fiscal year by a number of Shares equal to 4% of the number of Shares outstanding as of the last business day preceding each such first day of each new fiscal year. However, the maximum number of Shares reserved and available for issuance pursuant to Incentive Stock Options is 9,000,000 Shares.

          If an Option or Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such


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Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

     4.   Administration of the Plan.

          (a)  Procedure.

               (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

               (ii) Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Option or Right grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

               (iii) Administration With Respect to Other Persons. With respect to Option or Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:


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               (i)  to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

               (ii) to select the Consultants and Employees to whom Options and Rights may be granted hereunder;

               (iii) to determine whether and to what extent Options and Rights or any combination thereof, are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each Option and Right granted hereunder;

               (v)  to approve forms of notice for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to reduce the exercise price of any Option or Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Right shall have declined since the date the Option or Right was granted;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option or Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Right previously granted by the Administrator;

               (xii) to institute an Option Exchange Program;


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               (xiii) to determine the terms and restrictions applicable to
Options and Rights and any Restricted Stock; and

               (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Rights.

     5. Eligibility. Nonstatutory Stock Options and Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Right may be granted additional Options or Rights.

     6.   Limitations.

          (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option or Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options and Rights to Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options and Rights to purchase more than 1,200,000 Shares and, with respect to Rights which consist of cash, no Employee shall be granted in any fiscal year of the Company Rights for more than twice such Employee's annual salary or $1,000,000, whichever is less.

               (ii) In connection with his or her initial employment, an Employee may be granted Options and Rights to purchase up to an additional 1,200,000 Shares and, with respect to Rights which consist of cash, may be granted Rights for up to an additional $1,000,000, which amounts shall not count against the limits set forth in subsection (i) above.


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               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 14.

               (iv) If an Option or Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or Right will be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option or Right is reduced, the transaction will be treated as a cancellation of the Option or Right and the grant of a new Option or Right.

     7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     9.   Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.


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          (b)  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)  cash;

               (ii) check;

               (iii) promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Notice of Grant.

               An Option may not be exercised for a fraction of a Share.


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               An Option shall be deemed exercised when the Company receives:
(i) written notice of exercise (in accordance with the Notice of Grant) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Notice of Grant and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, an Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

          (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such


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termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11.  Stock Purchase Rights.

          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.


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          (c)  Rule 16b-3. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

          (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

          (e) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

     12.  Long-Term Performance Awards.

          (a) Administration. Long-Term Performance Awards are cash or stock bonus awards that may be granted either alone or in addition to other awards granted under the Plan. The Administrator shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award, and shall determine the performance or employment factors, if any, to be used in the determination of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards are valued or have been earned. Long-Term Performance Awards may vary from participant to participant and between groups of participants and may be based upon (i) the value of the Common Stock, (ii) the components of such value, (iii) the achievement of Company, Subsidiary, Parent and/or individual performance factors, or (iv) upon such other criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

               At the beginning of each Performance Period, the Administrator may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or number of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator.


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          (b)  Adjustment of Awards. The Administrator may adjust the performance factors applicable to the Long-Term Performance Awards to take into account changes in legal, accounting and tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

     13. Non-Transferability of Options and Rights. An Option or Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, as well as the price per share of Common Stock covered by each such outstanding Option or Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Right.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Right would not otherwise be exercisable.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable; provided, however, that in the case of a Long-Term Performance Award which is to consist, in whole or in part, of cash, the Administrator shall provide, in lieu of assumption or substitution, for such Long-Term Performance Award, or such portion thereof which is to consist of cash, to be payable in full to the Optionee. If the Administrator makes an Option or Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Right, for each Share of Optioned Stock subject to the Option or Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          15. Date of Grant. The date of grant of an Option or Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

          16.  Amendment and Termination of the Plan.

               (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

               (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

               (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     17.  Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Right unless the exercise of such Option or Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option or Right, the Company may require the person exercising such Option or Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     18.  Liability of Company.

          (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 16(b) of the Plan.

     19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     20. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                       NETSCAPE COMMUNICATIONS CORPORATION

                                 1995 STOCK PLAN

                                 NOTICE OF GRANT

TERMS & CONDITIONS OF GRANT

     1. Definitions; Terms. Unless otherwise defined herein, the terms of this Notice shall have the meanings defined in the Plan. The terms and conditions of the Plan shall prevail over any inconsistent terms and conditions of this Notice of Grant.

     2. Grant of Option. The Plan Administrator of Netscape Communications Corporation ("Netscape") hereby grants to

                           --------------------------,

("the Optionee"), an option (the "Option") to purchase the following number of Shares at the following exercise price per share (the "Exercise Price"), subject to and conditioned on the terms and conditions of the 1995 Stock Plan, which is incorporated by reference, and this Notice of Grant:

        Grant Number
                                           ---------------------
        Date of Grant
                                           ---------------------
        Vesting Commencement Date
                                           ---------------------
        Exercise Price per Share
                                           ---------------------
        Total Number of Shares Granted

        Type of Option:                    Nonstatutory Stock Option

        Term/Expiration Date:
                                           ---------------------

     3. Vesting Schedule. During Optionee's continued full-time employment at Netscape, the Option shall vest and be exercisable as to [varies] of the Option shares per month, over a period of [varies] months from the Vesting Commencement Date, until all the shares are exercisable. Upon a change in Optionee's status from full-time to part-time, the rate at which the Option vests shall be reduced in proportion to Optionee's reduced hours. Vesting of the Option shall cease upon the 91st day of an approved medical leave of absence or upon the first day of any unpaid leave of absence taken by the Optionee, unless otherwise required by law, and start again upon the Optionee's resumption of regular active employment. The Option vests based solely on Optionee's continuing status as an at-will employee or consultant during the vesting period.

     4. Termination Period: This Option may be exercised for three months after Optionee ceases to be an Employee. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

     5. Exercise of Option. The Optionee may exercise this Option by delivering to Netscape's Stock Administration an exercise notice, in the form provided by Netscape (the "Exercise Notice"), which shall include the election to exercise the Option, the number of Shares as to which the Option is being exercised (the "Exercised Shares"), and any other statements reasonably required by Netscape. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares (the "Aggregate Exercise Price"). This Option shall be deemed exercised when Netscape receives a completed Exercise Notice accompanied by the Aggregate Exercise Price in an authorized method of payment.

     No Shares shall be issued pursuant to the exercise of this Option unless the issuance and exercise complies with Applicable Laws. For income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     6. Method of Payment. The Optionee may pay the Aggregate Exercise Price by way of one or more of the following: (a) cash; (b) check; (c) consideration received by Netscape under a cashless exercise program implemented by Netscape in connection with the Plan; or (d) surrender of other Shares that: (i) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Exercised Shares, and (ii) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender.

     7. Non-Transferability of Option. This Option may not be transferred other than by will or the laws of descent or distribution. During the lifetime of Optionee, only the Optionee may exercise the Option. The terms of the Plan and this Notice of Grant bind the Optionee's executors, administrators, heirs, successors and assigns.

     8. Insider Trading Policy. All transactions involving the Option and shares derived from the Option are subject to the limits imposed by Netscape's Insider Trading Policy (the "Insider Trading Policy").

     9. No Guarantee of Employment; No Right to Additional Options. Nothing in this Notice of Grant constitutes a promise of continued employment or changes the right of either the Optionee or Netscape to terminate Optionee's relationship as an employee or consultant at any time, with or without cause. In addition, Netscape maintains the Plan in its discretion, and may terminate it at any time, and Optionee has no right to continued option grants under the Plan.

     10. Incorporation by Reference. The Plan and the Insider Trading Policy are incorporated herein by reference. The Plan, Insider Trading Policy, and this Notice of Grant supersede all prior undertakings of Netscape with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the General Counsel or Associate General Counsel of Netscape.

     11. Arbitration; Choice of Law; Venue; Statute of Limitations. It is a condition of this grant that any dispute regarding the issuance, administration, vesting, or exercise of this grant are subject to final and binding arbitration on the following terms: The parties will refer any dispute to binding arbitration by JAMS/Endispute in Santa Clara County, California. The results of any arbitration will be final and non-appeallable. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties waive any right to judicial process. Delaware law, without regard to its conflict-of-law provisions, will govern any dispute. The U.S. Arbitration Act and JAMS/Endispute rules will govern the arbitration process. Any claim must be raised within the period provided by any applicable statute of limitations.

(Revised 7/98)

                                 EXERCISE NOTICE

Effective as of today, , 19_____, I elect to exercise the following stock option(s) and purchase shares of Common Stock (the "shares") of Netscape Communications Corporation ("Netscape"):

------------------- ------------------------- --------------- -------------- --------------------- ------------------
    Grant No.              Grant Date              Plan           Type              Shares               Price
------------------- ------------------------- --------------- -------------- --------------------- ------------------
------------------- ------------------------- --------------- -------------- --------------------- ------------------

------------------- ------------------------- --------------- -------------- --------------------- ------------------

------------------- ------------------------- --------------- -------------- --------------------- ------------------

The procedure to use is indicated below (check either A or B):

___  Cash Exercise

     I elect to exercise the option and pay for the shares in full. Enclosed is my check payable to Netscape Communications Corporation for $ , which represents the full exercise price of the shares. (For non-qualified options, tax withholding is required. I agree to contact Stock Administration to determine amount to be withheld.)

     Delivery Instructions (if certificate is to be mailed to other than home address):

--------------------------------------------------------------------------------

___  Cashless Exercise (Same Day Sale)

Brokerage Company                                             Contact Name
                   -------------------------------------                   -----------------------
Account No.                                                   FAX No. (REQUIRED)
            --------------------------------------------                         -----------------
Telephone No.
              ------------------------------------------

I hereby authorize the Brokerage Company designated above (my "broker") to sell up to shares of Netscape common stock (check one):

[  ]  I will call my broker to place a market order.
[  ]  At a price of at least $__________ per share.

I UNDERSTAND THAT THIS AUTHORIZATION WILL EXPIRE ON THE LAST TRADING DAY OF THE CURRENT QUARTER'S OPEN WINDOW PERIOD, AND THAT I AM RESPONSIBLE FOR ARRANGING THE SALE OF THESE SHARES.

My broker may provide Netscape confirmation and price of sale. I hereby direct Netscape to authorize Boston EquiServe to electronically deliver via Depository Trust Company up to ____________ shares to the account of my broker for my benefit.

Additionally, I authorize my broker to pay Netscape directly for the total purchase price of the option exercise, including applicable taxes, in the amount of $__________________. The remaining balance of the sale proceeds are to be (check one):

[  ]  Deposited in my brokerage account.
[  ]  Sent by check to the address below.
[ ] Wired to my bank account. I understand I must provide wiring instructions to my broker prior to settlement date.


TAX CONSULTATION
I understand that my purchase or disposition of the shares may have significant tax implications. I will consult my own tax advisor if I require tax advice and I am not relying on Netscape for any tax advice.

----------------------------------     ----------------------------------
Submitted by:                          Accepted by the Company:

----------------------------------     ----------------------------------
Purchaser Signature                    Stock Administration Signature

----------------------------------     ----------------------------------
Print (Last Name, First Name)          Date

----------------------------------
Address

----------------------------------
City, State and Zip Code

----------------------------------
Daytime Telephone No.



================================================================================

Instructions for Cash Exercise:

1.   Complete "Exercise Notice."

2. For non-qualified options, call Stock Administration to determine tax withholding.

3. Mail or deliver Exercise Notice with check payable to Netscape Communications Corporation to Stock Administration, Mail Stop MV-002.

Instructions for Cashless Exercise (Same Day Sale):

1.   Contact Stock Administration to determine number of shares exercisable:
     Donna Harris (650) 937- 6720/dharris/stock or Monica Volta (650) 937-5890/mvolta/stock.

2.   Complete Exercise Notice and deliver or fax to Stock Administration at
     (650) 428-4363. Stock Administration will fax the Exercise Notice to your designated Broker.


revised 10/97